Exhibit 10.4

Williams Industrial Services Group, LLC
a Williams Industrial Services Group, Inc. Company

November 14, 2019

Kelly Powers

Dear Kelly,

On behalf of Williams Industrial Services Group, LLC. (“Company”), this letter is to confirm your position of President - Power. You will report directly to Tracy Pagliara.

The details of our employment offer are outlined below:

Effective Date:	August 14, 2019
Location:	Corporate Headquarters – Tucker, Georgia
Compensation:	$307,500.00 annually.
Short Term Incentive:	Your “target” STI opportunity shall be 70% of your Annual Base Salary and will not be pro-rated for 2019.
Status:	Your employment will be in accordance with the Policies and Procedures of the company.
Additional Terms:	All additional terms of employment remain the same.

Please be advised that neither this letter nor any other oral or written representations may be considered a contract for any specific period of time.

Should you have any questions regarding your employment with Williams Industrial Services Group, please do not hesitate to contact me.

Sincerely,

/s/ Holli Morgan

Holli Morgan
Manager, Human Resources
Williams Industrial Services Group, LLC

100 Crescent Centre Parkway • Suite 1240 • Tucker, Georgia 30084

Williams Industrial Services Group, LLC
a Williams Industrial Services Group, Inc. Company

I accept the employment offer as set forth above and I affirm the following:

I am not subject to a non-competition agreement that would preclude engagement with the Company; and

I am not party to any confidentiality, proprietary information, non-solicitation or similar agreements or obligations with any third party that may conflict with engagement with the Company.

I acknowledge and agree that in the course of employment with Employer, that I will have access to confidential and proprietary information of Employer and its affiliates, and I agree to keep such information confidential at all times, during and after employment with Employer, except as may be required by law.

/s/ Kelly Powers	11/14/2019
Employee Signature	Date

100 Crescent Centre Parkway • Suite 1240 • Tucker, Georgia 30084